Exhibit 99.1

Platinum Eagle and Target Lodging Announce that Full Year 2018 Adjusted EBITDA is Expected to be Consistent with Prior Outlook and Increase Full Year 2019 Outlook for Target Hospitality

Expect Full Year 2019 Target Hospitality Adjusted EBITDA(1) of $175 Million to $180 Million, Driven by Expected 2019 Revenues of $340 Million to $350 Million

Nearly 90% of Target Hospitality Estimated 2019 Revenue Under Contract, Providing Strong Visibility

Target Hospitality Full Year 2018 Adjusted EBITDA(1) Expected to be Consistent with Prior Outlook

LOS ANGELES & THE WOODLANDS, Texas – (February 7, 2019) – Platinum Eagle Acquisition Corp. (Nasdaq: EAGL) (“Platinum Eagle”), a publicly traded special purpose acquisition company, and Target Logistics Management, LLC (“Target Lodging”), the largest provider of flexible accommodation and hospitality services in the U.S., today announced that full year 2018 Adjusted EBITDA(1) for Target Hospitality Corp. (“Target Hospitality”) is expected to be consistent with the previously announced outlook and raised the full year 2019 outlook for Target Hospitality. Target Hospitality is the entity expected to be created by the previously announced business combination (the “Business Combination”) of Platinum Eagle, Target Lodging and RL Signor Holdings, LLC (“Signor”).

Target Lodging recently announced its renewal of multi-year contracts with four major customers, providing for an estimated aggregate contract value of over $200 million, including estimated incremental revenue of over $45 million. The renewals extended the duration of the existing contracts by a minimum of two years, while expanding the scope of services to include Target Lodging’s full suite of accommodations along with additional room commitments across its Permian Basin lodging network. With the expected incremental revenue, in combination with Target Hospitality’s planned integration of Signor and other anticipated operational enhancements, Target Lodging has increased its outlook for Target Hospitality’s anticipated 2019 results.

Brad Archer, President and Chief Executive Officer of Target Lodging, stated, “We are thrilled with the positive momentum in our business and our increased 2019 outlook for Target Hospitality. The integration of Signor is progressing as anticipated, alongside continued execution of our planned capital and operational enhancements throughout our expansive lodging network. Our durable customer contracts provide us with great visibility into our future performance and underpin the stability and resiliency of our business. As a result, we are confident in our market opportunity and look forward to delivering on Target Hospitality’s anticipated objectives in 2019.”

Preliminary Results and Outlook for Target Hospitality

Adjusted EBITDA for full year 2018 for Target Hospitality is expected to be consistent with the expectations for Target Hospitality 2018 Adjusted EBITDA(1) as previously disclosed on November 14, 2018.

On a pro forma basis, after giving effect to the Business Combination, Target Hospitality’s full year 2019 revenue is expected to be in the range of $340 million to $350 million, compared to the prior estimate of $303.5 million, and Target Hospitality’s full year 2019 Adjusted EBITDA(1) is expected to be in the range of $175 million to $180 million, compared to the prior estimate of $165.9 million. These increases are supported by the strong visibility provided by nearly 90% of Target Hospitality’s estimated 2019 revenue under contract.

Cautionary Note Regarding Expected Full Year 2018 Results for Target Hospitality.

The expected full year 2018 Adjusted EBITDA results for Target Hospitality are preliminary, unaudited and subject to completion, reflect management’s estimates based solely upon information available to it as of the date of this press release. Such preliminary expectations are subject to the closing of the full year 2018 and finalization of year-end financial and accounting procedures (which have yet to be completed) and should not be viewed as a substitute for complete, full-year financial statements prepared in accordance with generally accepted accounting principles in the United States of America, or GAAP. Target Lodging’s auditors have not audited, reviewed, compiled, or performed any procedures with respect to such expected 2018 results for purposes of their inclusion in this press release , and accordingly, they have not expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this press release.

About Platinum Eagle Acquisition Corp.

Platinum Eagle was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Platinum Eagle raised $325 million in its initial public offering and began trading on Nasdaq in January 2018. Its Class A ordinary shares, units and warrants trade under the ticker symbols EAGL, EAGLU and EAGLW, respectively.

About Target Lodging

Founded in 1978, Target Lodging is the largest vertically integrated specialty rental and hospitality services company in the United States. The company is principally focused on building, owning and operating housing communities across several end markets, including oil, gas, energy infrastructure and government. Target Lodging provides cost-effective and customized specialty rental accommodations, culinary services, and hospitality solutions, including site design, construction, operations, security, housekeeping, catering, concierge services, and health and recreation facilities as part of its integrated housing and hospitality communities. Target Lodging was named by Inc. magazine in 2012 and 2013 as one of “America’s Fastest Growing Private Companies.” Target Lodging has been an Algeco company since 2013.

Forward-Looking Statements

Certain statements made in this release are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Platinum Eagle's, Target Lodging’s or Signor’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the inability to complete the business combination (including due to the failure to receive required shareholder approvals, or the failure of other closing conditions); the inability to recognize the anticipated benefits of the proposed business combination; the inability to meet Nasdaq listing standards; costs related to the business combination; Target Hospitality’s ability to manage growth; Target Hospitality’s ability to execute its business plan and meet its projections; Target Hospitality’s ability to identify, consummate and integrate acquisitions; rising costs adversely affecting Target Hospitality’s profitability; potential litigation involving Platinum Eagle, Target Lodging, Signor, or after the closing, Target Hospitality, and general economic and market conditions impacting demand for Target Lodging’s products and services, and in particular economic and market conditions in the oil industry in the markets in which Target Hospitality operates. None of Platinum Eagle, Target Lodging or Signor undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

(1)	Non-GAAP Financial Measures

This press release includes projected Adjusted EBITDA, which is a measurement not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Platinum Eagle, Target Lodging and Signor believe that this non-GAAP measure is useful to investors for two principal reasons. First, they believe this measure assists investors in comparing performance over various reporting periods on a consistent basis by removing from operating results the impact of items that do not reflect core operating performance. Second, it is a key metric used by management to assess financial performance and may (subject to the limitations described below) enable investors to compare the performance of the combined company to its competitors. Platinum Eagle, Target Lodging and Signor believe that the use of this non-GAAP financial measure provides an additional tool for investors to use in evaluating ongoing operating results and trends. This non-GAAP measure should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. Other companies may calculate Adjusted EBITDA and other non-GAAP financial measures differently, and therefore Adjusted EBITDA used herein may not be directly comparable to similarly titled measures of other companies.

Adjusted EBITDA is defined as net income (loss) before income tax expense, net interest expense, depreciation and amortization adjusted for non-cash items considered non-core to business operations including net currency losses, change in fair value of contingent considerations, goodwill and other impairment charges, restructuring costs and other non-recurring expenses. Pro forma Adjusted EBITDA includes an annualized estimate of standalone public company costs.

Information reconciling forward-looking Adjusted EBITDA to a GAAP financial measure is unavailable without unreasonable effort. Target Lodging is not able to provide a reconciliation of forward looking Adjusted EBITDA to GAAP financial measures because certain items required for such reconciliations are outside of the company’s control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the company without unreasonable effort. The company provides a range for its Adjusted EBITDA forecast that it believes will be achieved, however it cannot accurately predict all the components of the Adjusted EBITDA calculation. Target Lodging’s auditors have not audited, reviewed, compiled, or performed any procedures with respect to such forward-looking information for purposes of their inclusion in this press release , and accordingly, they have not expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this press release. Such forward-looking information is for illustrative purposes only and should not be relied upon as being necessarily indicative of future results.

Additional Background on Recently Announced Business Combination with Platinum Eagle Acquisition Corp.

On November 13, 2018, Platinum Eagle, Target Lodging and Signor announced definitive merger agreements for a business combination to create the largest provider of specialty rental accommodations with premium catering and value-add hospitality services in the U.S. Under the terms of the business combination, Target Lodging and Signor will become wholly-owned subsidiaries of Platinum Eagle, which will be renamed Target Hospitality Corp., and the combined company’s common stock will be listed on the Nasdaq Stock Market under the ticker symbol “TH” following the closing.

The business combination is expected to be completed in the first quarter of 2019, pending Platinum Eagle shareholder approval and the satisfaction of other customary closing conditions. Additional information about the business combination, as well as Target Lodging’s and Signor’s operations and historical financial information is contained in Platinum Eagle’s registration statement on Form S-4 (the “Registration Statement”) initially filed with the U.S. Securities and Exchange Commission (“SEC”) on November 13, 2018. The Registration Statement includes a proxy statement/prospectus that will be both the proxy statement to be distributed to Platinum Eagle's shareholders in connection with Platinum Eagle's solicitation of proxies for shareholder approval of the business combination and other matters as described in the Registration Statement, as well as the prospectus relating to the offer and sale of certain securities to be issued in the business combination. After the Registration Statement is declared effective, Platinum Eagle will mail a definitive proxy statement/prospectus and other relevant documents to its shareholders as of a record date to be established for voting on the business combination. Platinum Eagle's shareholders and other interested persons are advised to read the preliminary proxy statement/prospectus included in the Registration Statement and the amendments thereto and, when available, the definitive proxy statement/prospectus, as these materials contain important information about Target Lodging, Signor, Platinum Eagle and the business combination. Shareholders and other interested persons will also be able to obtain copies of the proxy statement/prospectus and other documents filed with the SEC, without charge, once available, at the SEC's web site at www.sec.gov, or by directing a request to: Platinum Eagle Acquisition Corp., 2121 Avenue of the Stars, Suite 2300, Los Angeles, California, Attention: Eli Baker, President, Chief Financial Officer and Secretary, (310) 209-7280.

The description of the business combination contained herein is only a summary and is qualified in its entirety by reference to the definitive agreements relating to the business combination, copies of which were filed by Platinum Eagle with the SEC on Form 8-K on November 19, 2018.

Participants in the Solicitation

Platinum Eagle and its directors and executive officers may be deemed participants in the solicitation of proxies from Platinum Eagle's shareholders with respect to the business combination. A list of the names of those directors and executive officers and a description of their interests in Platinum Eagle is contained in the proxy statement/prospectus for the business combination, which was filed with the SEC and is available free of charge at the SEC's web site at www.sec.gov, or by directing a request to Platinum Eagle Acquisition Corp., 2121 Avenue of the Stars, Suite 2300, Los Angeles, California, Attention: Eli Baker, President, Chief Financial Officer and Secretary, (310) 209-7280. Additional information regarding the interests of such participants are contained in the proxy statement/prospectus for the business combination.

Each of Target Lodging and Signor and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of Platinum Eagle in connection with the business combination. A list of the names of such directors and executive officers and information regarding their interests in the business combination are contained in the proxy statement/prospectus for the business combination.

Investors

Narinder Sahai

or

Rodny Nacier

832-702-8009

IR@targetlodging.com

Media

Jason Chudoba, 646-277-1249

Jason.Chudoba@icrinc.com

or

Elyse Gentile, 646-677-1823

Elyse.Gentile@icrinc.com